SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 21, 2005
SIPEX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-27892	04-6135748

(State of incorporation)	(Commission file number)	(IRS. Employer Identification No.)
233 South Hillview Drive
Milpitas, CA 95053

(Address of principal executive offices)
(408) 934-7500

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01. Entry into a Material Definitive Agreement.
     On July 21, 2005, Sipex Corporation (the “Company”) entered into a Loan and Security Agreement, with Silicon Valley Bank. The Loan and Security Agreement provides for a secured revolving line of credit with an aggregate principal amount of up to $5,000,000, which may be used to borrow revolving loans or to issue lines of credit on the Company’s behalf. Company has granted to Silicon Valley Bank a security interest in all presently existing and later acquired collateral, including but not limited to goods, equipment, inventory, contract rights, and financial assets, in order to secure the obligations and duties of the Loan and Security Agreement. Advances accrue interest on the outstanding principal balance at an annual rate equal to Silicon Valley Bank’s prime rate at the time the funds are drawn. The Loan and Security Agreement matures on July 20, 2006, at which time all outstanding advances must be repaid, and all outstanding letters of credit must be cash collateralized.
     The Loan and Security Agreement requires the Company to comply with a minimum cash-flow ratio and retain a minimum net worth of at least $50,000,000 plus fifty percent (50%) of quarterly positive net income. The Loan and Security Agreement contains additional affirmative covenants, including, among others, covenants regarding the payment of taxes and other obligations, maintenance of insurance, reporting requirements and compliance with applicable laws and regulations. Further, the Loan and Security Agreement contains negative covenants limiting the Company’s ability to dispose of assets, change its business plans, be acquired or beneficially owned, merge or consolidate, incur indebtedness, grant liens, make investments, pay dividends, repurchase stock, and pay subordinated debt.
     The Loan and Security Agreement contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violations of covenants, bankruptcy and insolvency events, any material adverse change, material judgments, cross defaults to certain other indebtedness and seizure of assets. The occurrence of an event of default will increase the applicable rate of interest by 5.0 % and would, unless waived by Silicon Valley Bank, result in the immediate payment of all of the Company’s obligations under the Loan and Security Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

99.1	Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated July 21, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIPEX CORPORATION
(Registrant)

Date: July 25, 2005	By:	/s/ Clyde R. Wallin

Clyde R. Wallin
Chief Financial Officer and Senior Vice President of Finance

EXHIBIT INDEX

99.1	Loan and Security Agreement between Sipex Corporation and Silicon Valley Bank dated July 21, 2005.